"Baron Capital, Inc."
Transaction Schedule
From 05-17-02 - 06-20-02

                                                        Exec.
Date            Account ID    Trans     Qty             Price
--------        ----------    -----     ----------      ---------
06-03-02        bamco         buy         1,600          13.8944
06-04-02        bamco         buy         1,000          13.9500
06-05-02        bcm           buy           900          13.8500
06-05-02        bamco         sell       40,000          13.9700
06-05-02        bamco         buy        40,000          13.9700
06-05-02        bamco         buy         1,000          13.8500
06-10-02        bamco         sell       32,600          13.9250
06-11-02        bcm           buy         2,000          13.9985
06-12-02        bcm           buy         4,500          13.6533
06-17-02        bamco         sell        2,400          14.2200
06-17-02        bamco         sell      425,000          14.0000
06-21-02        bcm           sell        5,000          13.8500











* Removed from BCM's discretionary management.